                                                                     EXHIBIT 4.1


================================================================================






                            TECUMSEH PRODUCTS COMPANY





          $300,000,000 4.66% Senior Guaranteed Notes due March 5, 2011


                                 --------------


                             NOTE PURCHASE AGREEMENT


                                  -------------





                            Dated as of March 5, 2003





================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                                                HEADING                                                   PAGE

SECTION 1.                 AUTHORIZATION OF NOTES.................................................................1


SECTION 2.                 SALE AND PURCHASE OF NOTES.............................................................1


SECTION 3.                 CLOSING................................................................................2


SECTION 4.                 CONDITIONS TO CLOSING..................................................................2

       Section 4.1.        Representations and Warranties.........................................................2
       Section 4.2.        Performance; No Default................................................................2
       Section 4.3.        Compliance Certificates................................................................2
       Section 4.4.        Opinions of Counsel....................................................................3
       Section 4.5.        Purchase Permitted by Applicable Law, etc..............................................3
       Section 4.6.        Sale of Other Notes....................................................................3
       Section 4.7.        Payment of Special Counsel Fees........................................................3
       Section 4.8.        Guaranty Agreement.....................................................................4
       Section 4.9.        Private Placement Numbers..............................................................4
       Section 4.10.       Changes in Corporate Structure.........................................................4
       Section 4.11.       Proceedings and Documents..............................................................4

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................4

       Section 5.1.        Organization; Power and Authority......................................................4
       Section 5.2.        Authorization, Etc.....................................................................4
       Section 5.3.        Disclosure.............................................................................4
       Section 5.4.        Organization and Ownership of Shares of Subsidiaries; Affiliates.......................5
       Section 5.5.        Financial Statements...................................................................5
       Section 5.6.        Compliance with Laws, Other Instruments, Etc...........................................6
       Section 5.7.        Governmental Authorizations, Etc.......................................................6
       Section 5.8.        Litigation; Observance of Agreements, Statutes and Orders..............................6
       Section 5.9.        Taxes..................................................................................6
       Section 5.10.       Title to Property; Leases..............................................................7
       Section 5.11.       Licenses, Permits, Etc.................................................................7
       Section 5.12.       Compliance with ERISA..................................................................7
       Section 5.13.       Private Offering by the Company........................................................8
       Section 5.14.       Use of Proceeds; Margin Regulations....................................................8
       Section 5.15.       Existing Indebtedness; Future Liens....................................................9
       Section 5.16.       Foreign Assets Control Regulations, etc................................................9
       Section 5.17.       Status under Certain Statutes..........................................................9

       Section 5.18.       Environmental Matters.................................................................9
       Section 5.19.       Solvency..............................................................................10
       Section 5.20.       Pari Passu Obligations................................................................10

SECTION 6.                 REPRESENTATIONS OF THE PURCHASERS.....................................................11

       Section 6.1.        Purchase for Investment...............................................................11
       Section 6.2.        Source of Funds.......................................................................11
       Section 6.3.        Accredited Investor...................................................................12

SECTION 7.                 INFORMATION AS TO COMPANY.............................................................12

       Section 7.1.        Financial and Business Information....................................................12
       Section 7.2.        Officer's Certificate.................................................................15
       Section 7.3.        Inspection............................................................................15

SECTION 8.                 PREPAYMENT OF THE NOTES...............................................................16

       Section 8.1.        Required Prepayments..................................................................16
       Section 8.2.        Optional Prepayments with Make-Whole Amount...........................................16
       Section 8.3.        Prepayment of Notes Upon Change of Control............................................16
       Section 8.4.        Allocation of Partial Prepayments.....................................................17
       Section 8.5.        Maturity; Surrender, Etc..............................................................17
       Section 8.6.        Purchase of Notes.....................................................................17
       Section 8.7.        Make-Whole Amount.....................................................................17

SECTION 9.                 AFFIRMATIVE COVENANTS.................................................................19

       Section 9.1.        Compliance with Law...................................................................19
       Section 9.2.        Insurance.............................................................................19
       Section 9.3.        Maintenance of Properties.............................................................19
       Section 9.4.        Payment of Taxes and Claims...........................................................19
       Section 9.5.        Corporate Existence, Etc..............................................................20
       Section 9.6.        Additional Subsidiaries...............................................................20
       Section 9.7.        Pari Passu Ranking....................................................................20

SECTION 10.                NEGATIVE COVENANTS....................................................................20

       Section 10.1.       Transactions with Affiliates..........................................................20
       Section 10.2.       Consolidated Net Worth................................................................21
       Section 10.3.       Consolidated Total Debt Coverage......................................................21
       Section 10.4.       Fixed Charge Coverage.................................................................21
       Section 10.5.       Permitted Investments.................................................................21
       Section 10.6.       Priority Debt.........................................................................21
       Section 10.7.       Subsidiary Debt.......................................................................21
       Section 10.8.       Liens.................................................................................22
       Section 10.9.       Merger, Consolidation, etc............................................................23
       Section 10.10.      Sale of Assets........................................................................24
       Section 10.11.      Nature of Business....................................................................24

SECTION 11.                EVENTS OF DEFAULT.....................................................................24


SECTION 12.                REMEDIES ON DEFAULT, ETC..............................................................27

       Section 12.1.       Acceleration..........................................................................27
       Section 12.2.       Other Remedies........................................................................27
       Section 12.3.       Rescission............................................................................28
       Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc.....................................28

SECTION 13.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................28

       Section 13.1.       Registration of Notes.................................................................28
       Section 13.2.       Transfer and Exchange of Notes........................................................28
       Section 13.3.       Replacement of Notes..................................................................29

SECTION 14.                PAYMENTS ON NOTES.....................................................................30

       Section 14.1.       Place of Payment......................................................................30
       Section 14.2.       Home Office Payment...................................................................30

SECTION 15.                EXPENSES, ETC.........................................................................30

       Section 15.1.       Transaction Expenses..................................................................30
       Section 15.2.       Survival..............................................................................31

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................31


SECTION 17.                AMENDMENT AND WAIVER..................................................................31

       Section 17.1.       Requirements..........................................................................31
       Section 17.2.       Solicitation of Holders of Notes......................................................31
       Section 17.3.       Binding Effect, Etc...................................................................32
       Section 17.4.       Notes Held by Company, Etc............................................................32

SECTION 18.                NOTICES...............................................................................32


SECTION 19.                REPRODUCTION OF DOCUMENTS.............................................................33


SECTION 20.                CONFIDENTIAL INFORMATION..............................................................33


SECTION 21.                SUBSTITUTION OF PURCHASER.............................................................34


SECTION 22.                MISCELLANEOUS.........................................................................34

       Section 22.1.       Successors and Assigns................................................................34
       Section 22.2.       Payments Due on Non-Business Days.....................................................34

       Section 22.3.       Severability..........................................................................35
       Section 22.4.       Construction..........................................................................35
       Section 22.5.       Counterparts..........................................................................35
       Section 22.6.       Governing Law.........................................................................35

Signature........................................................................................................36

SCHEDULE A       --      INFORMATION RELATING TO PURCHASERS

SCHEDULE B       --      DEFINED TERMS

SCHEDULE 5.4     --      Subsidiaries of the Company and Ownership of Subsidiary
                         Stock

SCHEDULE 5.5     --      Financial Statements

SCHEDULE 5.14    --      Use of Proceeds

SCHEDULE 5.15    --      Existing Indebtedness and Liens thereon

SCHEDULE 10.5    --      Investments

EXHIBIT 1        --      Form of 4.66% Senior Guaranteed Note due March 5, 2011

EXHIBIT 2        --      Form of Guaranty Agreement

EXHIBIT 4.4(a)   --      Form of Opinion of Special Counsel for the Company and
                         the Guarantors

EXHIBIT 4.4(b)   --      Form of Opinion of General Counsel for the Company

EXHIBIT 4.4(c)   --      Form of Opinion of Special Counsel for the Purchasers

                            TECUMSEH PRODUCTS COMPANY
                             100 E. PATTERSON STREET
                            TECUMSEH, MICHIGAN 49286



                 4.66% Senior Guaranteed Notes due March 5, 2011

                                                                     Dated as of
                                                                   March 5, 2003


TO EACH OF THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "Company"), agrees with the Purchasers listed in the attached Schedule A (the "Purchasers") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $300,000,000 aggregate principal amount of its 4.66% Senior Guaranteed Notes due March 5, 2011 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations, and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

         The obligations of the Company under this Agreement and the Notes will be guaranteed pursuant to the Guaranty Agreement.

SECTION 3. CLOSING.

         The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on March 5, 2003. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 361258074 at Bank One, Michigan, 611 Woodward Avenue, Detroit, Michigan 48226, ABA# 072000326. If at the Closing the Company shall fail to tender such Notes to such Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

         The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement and of the Subsidiary Guarantors in the Guaranty Agreement shall be correct when made and at the time of the Closing.

         Section 4.2. Performance; No Default. The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Guaranty Agreement required to be performed or complied with by each of them prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

         Section 4.3. Compliance Certificates.

         (a) Officer's Certificate. The Company and each Subsidiary Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

         (b) Company Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

         (c) Subsidiary Guarantor Secretary's Certificate. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Guaranty Agreement.

         Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Miller, Canfield, Paddock and Stone, P.L.C., counsel for the Company and those Subsidiary Guarantors incorporated under the laws of Michigan or Delaware, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs Miller, Canfield, Paddock and Stone, P.L.C. to deliver such opinion to such Purchaser), (b) from Daryl P. McDonald, Esq., General Counsel & Secretary of the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its General Counsel & Secretary to deliver such opinion to such Purchaser), and (c) from Chapman and Cutler, such Purchaser's special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

         Section 4.5. Purchase Permitted by Applicable Law, etc. On the date of the Closing each purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of Closing pursuant to this Agreement.

         Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchaser's special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         Section 4.8. Guaranty Agreement. The Guaranty Agreement shall be in form and substance satisfactory to each Purchaser and the Purchasers' special counsel, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and each Purchaser shall have received a true, correct and complete copy thereof.

         Section 4.9. Private Placement Numbers. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

        Section 4.10. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

        Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

         Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Disclosure. The Company, through its agent, Banc One Capital Markets, Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated

January 2003 (including all attachments thereto, the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, since December 31, 2001, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum.

         Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) Except as disclosed in the Memorandum under the caption "Tecumseh Products Company -- Legal Proceedings," there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries, other than the Fasco Subsidiaries, have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1997, and for the Fasco Subsidiaries such liabilities have been so determined and paid for all fiscal years up to and including the fiscal year ended December 31, 1996.

        Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

        Section 5.11.    Licenses, Permits, Etc.

         (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

         (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

         (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

        Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's plan year ended December 31, 2001, on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities and with respect to any single plan the liability did not exceed the assets by more than $10,000,000. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section
6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by each Purchaser.

        Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 37 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

        Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

        Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 31, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.8.

        Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, and without limiting the foregoing, none of the Company and its Subsidiaries (i) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or
(ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such person.

        Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

        Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, as disclosed in the Memorandum under the caption "Tecumseh Products Company -- Legal Proceedings" or such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Memorandum under the caption "Tecumseh Products Company -- Legal Proceedings":

                   (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                   (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                   (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

        Section 5.19. Solvency. The fair value of the business and assets of each of the Company and each Subsidiary Guarantor exceeds the amount that will be required to pay its respective liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by this Agreement, the Guaranty Agreement and the Notes (including, without limitation, the use of the proceeds of the sale of the Notes). Neither the Company nor the Subsidiary Guarantors, after giving effect to the transactions contemplated by this Agreement, the Guaranty Agreement and the Notes, will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and
Section 548 of the Federal Bankruptcy Code), and neither the Company nor the Subsidiary Guarantors has any intent to

                  (a) hinder, delay or defraud any entity to which any of them is, or will become, on or after the date of Closing, indebted, or

                  (b) incur debts that would be beyond any of their ability to pay as they mature.

        Section 5.20. Pari Passu Obligations.

         (a) The Notes. The Notes rank equally and ratably with all unsecured and unsubordinated obligations of the Company generally, but subject to the right of any Person having secured or preferred rights, whether such rights arise by contract, statute, law (or the operation thereof) or otherwise.

         (b) The Guaranty Agreement. The Guaranty Agreement ranks equally and ratably with all unsecured and unsubordinated obligations of each of the Subsidiary Guarantors generally, but subject to the right of any Person having secured or preferred rights, whether such rights arise by contract, statute, law (or the operation thereof) or otherwise.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

         Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                   (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                   (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                   (d) the Source is a governmental plan; or

                   (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                   (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

          Section 6.3 Accredited Investor. Each Purchaser represents that such Purchaser and each other account for which it is purchasing Notes, if any, is an "accredited investor" as defined in Regulation D of the Securities Act.

SECTION 7. INFORMATION AS TO COMPANY.

         Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                   (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                           (i) a consolidated balance sheet of the Company and
                   its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                   shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                   (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of:

                           (i) a consolidated balance sheet of the Company and
                   its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                   shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                   (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                   (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                   (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                            (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                          (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                   (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                   (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                   (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through
         Section 10.10 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                   (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                   (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                   (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

         Section 8.1. Required Prepayments. On March 5, 2007 and on each March 5 thereafter to and including March 5, 2010 the Company will prepay $60,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or 8.3 or purchase of the Notes permitted by Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

         Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         Section 8.3. Prepayment of Notes Upon Change of Control.

         (a) Condition to the Company's Action. Within ten (10) days after a Change of Control, the Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (b) of this Section 8.3, accompanied by the certificate described in subparagraph (e) of this Section 8.3.

         (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the date specified in such offer (the "Proposed Prepayment Date") that is not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer).

         (c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

         (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

         (e) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.

         Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes (other than any partial prepayment under Section 8.3), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

         Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Screen PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Screen PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such

         Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.9 and 10.10, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.6. Additional Subsidiaries. The Company hereby covenants and agrees that, if any Domestic Subsidiary which is not a Subsidiary Guarantor (i) guarantees the Company's obligations under the Credit Agreement, (ii) becomes an obligor under the Credit Agreement or (iii) directly or indirectly guarantees or becomes obligated under any Indebtedness or other obligations of the Company, it will cause such Domestic Subsidiary to concurrently enter into a joinder agreement substantially in the form of the joinder agreement set forth as Annex 1 to the Guaranty Agreement and acceptable in form and substance to the Required Holders for the benefit of the holders of the Notes, together with a completed closing certificate substantially in the form of Annex 2 to the Guaranty Agreement and a favorable legal opinion of counsel as to the due authorization, execution, delivery, legality, validity and enforceability thereof, and that such guaranty agreement does not violate or conflict with any law or governing document relating to the Company or such Domestic Subsidiary.

         Section 9.7. Pari Passu Ranking. The Company's obligations under the Notes and this Agreement will at all times rank at least pari passu, without preference or priority, with all unsecured and unsubordinated Indebtedness of the Company generally, but subject to the right of any Person having secured or preferred rights, whether such rights arise by contract, statute, law (or the operation thereof) or otherwise.

SECTION 10. NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

        Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

        Section 10.2. Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $750,000,000, plus
(b) an aggregate amount equal to 50% of Consolidated Net Earnings (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ending March 31, 2003.

        Section 10.3. Consolidated Total Debt Coverage. The Company will not permit, as at the end of each fiscal quarter, the ratio of Consolidated Total Debt to Consolidated Operating Cash Flow to exceed 3.00 to 1.00 for the immediately preceding four fiscal quarter period, taken as a single accounting period ending on the date of calculation.

        Section 10.4. Fixed Charge Coverage. The Company will not permit, as at the end of each fiscal quarter, the ratio of Consolidated Earnings Available for Fixed Charges to Consolidated Fixed Charges to be less than 2.00 to 1.00 for the immediately preceding four fiscal quarter period, taken as a single accounting period ending on the date of calculation.

        Section 10.5. Permitted Investments. The Company will not, and will not permit any Subsidiary to, make, authorize or have any Investment other than Permitted Investments.

        Section 10.6. Priority Debt. The Company will not, at any time, permit Priority Debt to exceed 20% of Consolidated Net Worth determined as of the end of the most recently ended fiscal quarter of the Company.

        Section 10.7. Subsidiary Debt. In addition to and not in limitation of any other applicable restrictions herein, including Sections 10.3 and 10.6, the Company will not, at any time, permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

                   (a) Indebtedness of a Subsidiary outstanding on the date of Closing and any extension, renewal or refunding thereof, provided that the principal amount thereof is not increased;

                   (b) Indebtedness of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary;

                   (c) Indebtedness of one or more Special Purpose Subsidiaries incurred in connection with the Permitted Receivables Securitization Program, which Indebtedness shall not at any time exceed $100,000,000 aggregate principal amount aggregating all such Special Purpose Subsidiaries; and

                   (d) Indebtedness of a Subsidiary in addition to that otherwise permitted by the foregoing provisions provided, that on the date such Subsidiary incurs or otherwise becomes liable with respect to any such Indebtedness, and immediately after giving effect to the incurrence thereof, no Default or Event of Default exists hereunder, including, without limitation, under Section 10.6.

        Section 10.8. Liens. The Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to be created, assumed or incurred or to exist any Lien in respect of any Property, whether now owned or hereafter acquired, except:

                   (a) Liens for taxes or assessments or other governmental charges or levies, provided that payment thereof is not required by
         Section 9.1 or 9.4;

                   (b) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings, provided that payment thereof is not required by Section 9.1 or 9.4;

                   (c) other Liens incidental to the normal conduct of the business of the Company and its Subsidiaries or the ownership of their property which are not incurred in connection with the incurrence of Indebtedness and which do not, in the aggregate, materially impair the use of such property in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purposes of such business;

                   (d) minor survey exceptions or minor encumbrances which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities, which do not materially impair their use in operations of the business of the Company and its Subsidiaries;

                   (e) existing Liens at the time of the issuance of the Notes as described on Schedule 5.15;

                   (f) the extension, renewal or replacement of any Lien permitted by the foregoing paragraph (e) in respect of the same property subject thereto or the extension, renewal of such replacement liens (without increase of principal amount of the Indebtedness secured);

                   (g) (i) any Lien in property or in rights relating thereto to secure any rights granted with respect to such property in connection with the provision of all or a part of the purchase price or cost of the construction of such property created contemporaneously with, or within 180 days after, such acquisition or the completion of such construction, or

                           (ii) any Lien in property existing in such property
                  at the time of acquisition thereof, whether or not the Indebtedness secured thereby is assumed by the Company or such Subsidiary, or

                          (iii) any Lien existing in the property of a
                  corporation at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Subsidiary, provided, however, that all of such Liens described in this Section 10.8(g) shall not exceed, in the aggregate, 100% of the fair market value on the related property;

                   (h) Liens, securing obligations of a Subsidiary to the Company or a Wholly-Owned Subsidiary;

                   (i) Liens on assets of Special Purpose Subsidiaries securing Indebtedness of such Special Purpose Subsidiaries pursuant to the Permitted Receivables Securitization Program; and

                   (j) if and so long as no Default or Event of Default exists hereunder, including, without limitation under Section 10.6, Liens securing Indebtedness of the Company or any Subsidiary in addition to those described in clauses (a) through (i) above.

        Section 10.9. Merger, Consolidation, etc. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that any Subsidiary may merge with or into, or convey, transfer or lease substantially all of its assets to, the Company or any Wholly-Owned Subsidiary if (1) in any such merger or consolidation involving the Company, the Company is the survivor and (2) immediately after giving effect to any such merger, consolidation or conveyance, transfer or lease, no Default or Event of Default would exist) provided, however,

                   (a) the Company may consolidate with or merge with another corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to another Person if the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (i) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                   (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of Indebtedness under Section
         10.3 and 10.4 assuming such transaction occurred as of the end of the immediately preceding fiscal quarter.

No such conveyance, transfer or lease of substantially all of the assets of the Company or such Subsidiary shall have the effect of releasing the Company or such Subsidiary or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.9 from its liability under any Financing Documents to which it is a party.

         Section 10.10. Sale of Assets. Except as permitted under Section 10.9, the Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

                   (a) in the good faith opinion of the Company or Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged;

                   (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist;

                   (c) immediately after giving effect to such Asset Disposition, the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 10.3 and Section 10.4 assuming such Asset Disposition occurred as of the end of the immediately preceding fiscal quarter; and

                   (d) the sum of (i) the Disposition Value of the property subject to such Asset Disposition, plus (ii) the aggregate Disposition Value for all other property that was the subject of an Asset Disposition during the period of 365 days immediately preceding such Asset Disposition would not exceed 15% of Consolidated Total Assets determined as of the end of the most recently ended calendar month preceding such Asset Disposition.

To the extent that the Net Sales Amount consisting of cash for any Transfer to a Person other than the Company or a Subsidiary is applied to a Debt Prepayment Application or applied or committed to be applied to a Property Reinvestment Application within one year after such Transfer, then such Transfer (or, if less than all such Net Sales Amount is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to the Net Sales Amount so applied), only for the purpose of determining compliance with subsection (d) of this
Section 10.10 as of any date, shall be deemed not to be an Asset Disposition.

       Section 10.11. Nature of Business. The Company will not, and will not permit any Subsidiary to, engage to any substantial extent in any business other than the businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement as described in the Memorandum and businesses reasonably related thereto or in furtherance thereof.

SECTION 11. EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                   (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                   (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                   (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.2 through 10.10; or

                   (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                   (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement or the Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

                   (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $15,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $15,000,000; or

                   (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                   (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                   (i) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Company and its Subsidiaries (net of insurance proceeds whereunder a solvent insurer with an investment grade long term bond rating has acknowledged in writing its obligation to satisfy such judgment) and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal; or

                   (j) default shall occur in the observance or performance of any provision of the Guaranty Agreement and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (j) of Section 11); or

                   (k) the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such Guaranty Agreement is invalid, void or unenforceable or any party thereto shall contest or deny in writing the validity or enforceability of any of its obligations under any such Guaranty Agreement; or

                   (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $15,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to

         Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

        Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company, declare all the Notes held by it to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

        Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, as applicable (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

        Section 13.2. Transfer and Exchange of Notes. (a) Subject to Section 13.2(b), upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the

Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Company regarding the Note or participation as the Purchasers have made pursuant to Section 6.2, provided that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

         (b) Each Purchaser and each other holder of any Note acknowledges that the Notes have not been registered under the Securities Act of 1933 and that the Company has no intention or obligation to so register the Notes. Each Purchaser and each other holder agrees that it will not transfer any Note or any interest therein unless such Note is registered under the Securities Act of 1933, there is an applicable exemption from the requirement for such registration or such
Note is not subject to such registration. The Company may refuse to register any transfer or attempted transfer that violates this subsection (b).

         Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                   (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

        Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank One, NA in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

        Section 14.2. Home Office Payment. So long as any Purchaser or any Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

        Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions (being only the fees of Chapman and Cutler in connection with the original issuance of the Notes) and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guaranty Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Guaranty Agreement and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by any Purchaser or holder) incurred with respect to the issuance and sale of the Notes or the transactions contemplated hereby.

         Section 15.2. Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Guaranty Agreement or the Notes, and the termination of this Agreement and the Guaranty Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Guaranty Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Guaranty Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

         Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

        Section 17.2.    Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, the Guaranty Agreement or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof, the Guaranty Agreement or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

        Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by each Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to any holder of any Note by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such holder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such holder or any Person acting on such holder's behalf, (c) otherwise becomes known to such holder other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such holder under Section 7.1 that are otherwise publicly available. Each holder of a Note will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder, provided that such holder may deliver or disclose Confidential Information to (i) such holder's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such holder's Notes), (ii) such holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which such holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such holder,
(vii) the National Association of

Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such holder's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such holder's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

        Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

        Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

         Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Michigan excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                *   *   *   *   *

         The execution hereof by the Purchasers shall constitute a contract between the Company and the Purchasers for the uses and purposes hereinabove set forth.



                              Very truly yours,

                              TECUMSEH PRODUCTS COMPANY


                              By  /s/ DAVID W. KAY
                                  --------------------------------------------
                                  Name:     David W. Kay
                                  Title:    Vice President, Treasurer and
                                            Chief Financial Officer

Accepted as of March 5, 2003


NEW YORK LIFE INSURANCE COMPANY


By   /s/ LISA A. SCUDERI
     ------------------------------------------------
     Name:     Lisa A. Scuderi
     Title:    Investment Vice President


NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

BY  New York Life Investment Management
         LLC, Its Investment Manager


By   /s/ LISA A. SCUDERI
     ------------------------------------------------
     Name:     Lisa A. Scuderi
     Title:    Director


NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
INSITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT

BY  New York Life Investment Insurance Company
         Its Investment Manager


By   /s/ LISA A. SCUDERI
     ------------------------------------------------
     Name:     Lisa A. Scuderi
     Title:    Director


STATE FARM LIFE INSURANCE COMPANY


By   /s/ JULIE PIERCE
     ------------------------------------------------
     Name:     Julie Pierce
     Title:    Investment Officer


By   /s/ LARRY ROTTUNDA
     ------------------------------------------------
     Name:     Larry Rottunda
     Title:    Assistant Secretary

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY


By   /s/ JULIE PIERCE
     ------------------------------------------------
     Name:     Julie Pierce
     Title:    Investment Officer


By   /s/ LARRY ROTTUNDA
     ------------------------------------------------
     Name:     Larry Rottunda
     Title:    Assistant Secretary


GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

BY  GE Asset Management Incorporated, its
         Investment Advisor

By   /s/ JOHN R. ENDRES
     ------------------------------------------------
     Name:     John R. Endres
     Title:    Vice President - Private Investments


GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

BY  GE Asset Management Incorporated, its
         Investment Advisor


By   /s/ JOHN R. ENDRES
     ------------------------------------------------
     Name:     John R. Endres
     Title:    Vice President - Private Investments


EMPLOYERS REINSURANCE CORPORATION

BY  GE Asset Management Incorporated, its
         Investment Advisor


By   /s/ JOHN R. ENDRES
     ------------------------------------------------
     Name:     John R. Endres
     Title:    Vice President - Private Investments

FIRST COLONY LIFE INSURANCE COMPANY


BY  GE Asset Management Incorporated, its
         Investment Advisor


By   /s/ JOHN R. ENDRES
     ------------------------------------------------
     Name:     John R. Endres
     Title:    Vice President - Private Investments


GE LIFE AND ANNUITY ASSURANCE COMPANY

BY  GE Asset Management Incorporated, its
         Investment Advisor


By   /s/ JOHN R. ENDRES
     ------------------------------------------------
     Name:     John R. Endres
     Title:    Vice President - Private Investments


GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


By   /s/ WAYNE T. HOFFMANN
     ------------------------------------------------
     Name:     Wayne T. Hoffman
     Title:    Senior Vice President - Investments


By   /s/ TAD ANDERSON
     ------------------------------------------------
     Name:     Tad Anderson
     Title:    Manager - Investments


LONDON LIFE INSURANCE COMPANY


By   /s/ P.G. MUNRO
     ------------------------------------------------
     Name:     P. G. Munro
     Title:    Executive Vice-President
               Chief Investment Officer


By   /s/ W. J. SHARMAN
     ------------------------------------------------
     Name:     W. J. Sharman
     Title:    Authorized Signatory

THE GREAT-WEST LIFE ASSURANCE COMPANY


By   /s/ P.G. MUNRO
     ------------------------------------------------
     Name:     P. G. Munro
     Title:    Executive Vice-President
               Chief Investment Officer


By   /s/ W. J. SHARMAN
     ------------------------------------------------
     Name:     W. J. Sharman
     Title:    Vice-President Bond Investments


LONDON LIFE AND CASUALTY REINSURANCE CORPORATION

BY: Orchard Capital Management, as
         Investment Adviser


By   /s/ WAYNE HOFFMANN
     ------------------------------------------------
     Name:     Wayne Hoffmann
     Title:    Manager and Vice President


By   /s/ MARK CORBETT
     ------------------------------------------------
     Name:     Mark Corbett
     Title:    Manager and Vice President


PACIFIC LIFE INSURANCE COMPANY


By   /s/ DAVID C. PATCH
     ------------------------------------------------
     Name:     David C. Patch
     Title:    Assistant Vice President


By   /s/ DIANE W. DALES
     ------------------------------------------------
     Name:     Diane W. Dales
     Title:    Assistant Secretary


JEFFERSON-PILOT LIFE INSURANCE COMPANY


By   /s/ ROBERT E. WHALEN, II
     ------------------------------------------------
     Name:     Robert E. Whalen, II
     Title:    Vice President

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY


By   /s/ ROBERT E. WHALEN
     ------------------------------------------------
     Name:     Robert E. Whalen
     Title:    Vice President


JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY


By   /s/ ROBERT E. WHALEN, II
     ------------------------------------------------
     Name:     Robert E. Whalen, II
     Title:    Vice President


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

BY: David L. Babson & Company, Inc., as
         Investment Adviser


By   /s/ MARK A. AHMED
     ------------------------------------------------
     Name:     Mark A. Ahmed
     Title:    Managing Director


C.M. LIFE INSURANCE COMPANY

BY: David L. Babson & Company, Inc., as
         Investment Sub-Adviser


By   /s/ MARK A. AHMED
     ------------------------------------------------
     Name:     Mark A. Ahmed
     Title:    Managing Director


MASSMUTUAL ASIA LIMITED

BY: David L. Babson & Company, Inc., as
         Investment Adviser


By   /s/ MARK A. AHMED
     ------------------------------------------------
     Name:     Mark A. Ahmed
     Title:    Managing Director

AMERICAN HERITAGE LIFE INSURANCE COMPANY


By   /s/ ROBERT B. BODETT
     ------------------------------------------------
     Name:     Robert B. Bodett
     Title:    Authorized Signatory


By   /s/ PATRICIA W. WILSON
     ------------------------------------------------
     Name:     Patricia W. Wilson
     Title:    Authorized Signatory


ALLSTATE LIFE INSURANCE COMPANY


By   /s/ ROBERT B. BODETT
     ------------------------------------------------
     Name:     Robert B. Bodett
     Title:    Authorized Signatory


By   /s/ PATRICIA W. WILSON
     ------------------------------------------------
     Name:     Patricia W. Wilson
     Title:    Authorized Signatory


ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK


By   /s/ ROBERT B. BODETT
     ------------------------------------------------
     Name:     Robert B. Bodett
     Title:    Authorized Signatory


By   /s/ PATRICIA W. WILSON
     ------------------------------------------------
     Name:     Patricia W. Wilson
     Title:    Authorized Signatory


NATIONWIDE LIFE INSURANCE COMPANY


By   /s/ MARK W. POEPPELMAN
     ------------------------------------------------
     Name:     Mark W. Poeppelman
     Title:    Vice President Fixed Income Securities

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY


By   /s/ MARK W. POEPPELMAN
     ------------------------------------------------
     Name:     Mark W. Poeppelman
     Title:    Vice President Fixed Income Securities


NATIONWIDE MUTUAL INSURANCE COMPANY


By   /s/ MARK W. POEPPELMAN
     ------------------------------------------------
     Name:     Mark W. Poeppelman
     Title:    Vice President Fixed Income Securities


TRANSAMERICA LIFE INSURANCE COMPANY


By   /s/ MARK E. DUNN
     ------------------------------------------------
     Name:     Mark E. Dunn
     Title:    Vice President


TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY


By   /s/ MARK E. DUNN
     ------------------------------------------------
     Name:     Mark E. Dunn
     Title:    Vice President


TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY


By   /s/ MARK E. DUNN
     ------------------------------------------------
     Name:     Mark E. Dunn
     Title:    Vice President


HARTFORD LIFE INSURANCE COMPANY

BY: Hartford Investment Services, Inc.
         As Agent and Attorney-in-Fact


By   /s/ RONALD A. MENDEL
     ------------------------------------------------
     Name:     Ronald A. Mendel
     Title:    Senior Vice President

HARTFORD UNDERWRITERS INSURANCE COMPANY


BY: Hartford Investment Services, Inc.
         As Agent and Attorney-in-Fact


By   /s/ RONALD A. MENDEL
     ------------------------------------------------
     Name:     Ronald A. Mendel
     Title:    Senior Vice President


AMERICAN UNITED LIFE INSURANCE COMPANY


By   /s/ KENT R. ADAMS
     ------------------------------------------------
     Name:     Kent R. Adams
     Title:    Vice President Fixed Income Securities


PIONEER MUTUAL LIFE INSURANCE COMPANY


BY: American United Life Insurance Company,
         Its Agent


By   /s/ KENT R. ADAMS
     ------------------------------------------------
     Name:     Kent R. Adams
     Title:    Vice President Fixed Income Securities


THE STATE LIFE INSURANCE COMPANY

BY: American United Life Insurance Company,
         Its Agent


By   /s/ KENT R. ADAMS
     ------------------------------------------------
     Name:     Kent R. Adams
     Title:    Vice President Fixed Income Securities

AMERITAS LIFE INSURANCE CORP.


BY: Ameritas Investment Advisors, Inc., as
         Agent


By   /s/ ANDREW S. WHITE
     ------------------------------------------------
     Name:     Andrew S. White
     Title:    Vice President-Fixed Income Securities


ACACIA NATIONAL LIFE INSURANCE COMPANY

BY: Ameritas Investment Advisors, Inc., as
         Agent


By   /s/ ANDREW S. WHITE
     ------------------------------------------------
     Name:     Andrew S. White
     Title:    Vice President-Fixed Income Securities


AMERITAS VARIABLE LIFE INSURANCE COMPANY

BY: Ameritas Investment Advisors, Inc., as
         Agent


By   /s/ ANDREW S. WHITE
     ------------------------------------------------
     Name:     Andrew S. White
     Title:    Vice President-Fixed Income Securities

                             Extract of Schedule A


                       INFORMATION RELATING TO PURCHASERS

                                                                                      PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                                                        NOTES TO BE PURCHASED
State Farm Life Insurance Company                                                         $38,000,000
New York Life Insurance Company                                                           $28,000,000
Pacific Life Insurance Company                                                            $25,000,000
New York Life Insurance and Annuity Corporation                                           $16,500,000
General Electric Capital Assurance Company                                                $15,000,000
Great-West Life & Annuity Insurance Company                                               $15,000,000
Allstate Life Insurance Company                                                           $12,000,000
London Life Insurance Company                                                             $10,000,000
Jefferson-Pilot Life Insurance Company                                                     $9,000,000
Nationwide Life Insurance Company                                                          $9,000,000
American United Life Insurance Company                                                     $7,500,000
Nationwide Life and Annuity Insurance Company                                              $7,500,000
Transamerica Life Insurance Company                                                        $7,500,000
Jefferson-Pilot Financial Insurance Company                                                $7,000,000
Massachusetts Mutual Life Insurance Company                                                $6,100,000
Allstate Life Insurance Company of New York                                                $5,000,000
Employers Reinsurance Corporation                                                          $5,000,000
First Colony Life Insurance Company                                                        $5,000,000
GE Capital Life Assurance Company of New York                                              $5,000,000
GE Life and Annuity Assurance Company (5 purchasers)                                       $5,000,000
London Life and Casualty Reinsurance Corporation                                           $5,000,000
The Great-West Life Assurance Company (2 purchasers)                                       $5,000,000
Massachusetts Mutual Life Insurance Company                                                $4,400,000
Massachusetts Mutual Life Insurance Company                                                $4,200,000
Hartford Life Insurance Company                                                            $4,000,000
Hartford Life Insurance Company                                                            $4,000,000
Hartford Underwriters Insurance Company (2 purchasers)                                     $4,000,000
Transamerica Occidental Life Insurance Company                                             $3,750,000


                                   SCHEDULE A
                          (to Note Purchase Agreement)

Transamerica Life Insurance and Annuity Company (3 purchasers)                             $3,750,000
Nationwide Mutual Insurance Company (3 purchasers)                                         $3,500,000
C.M. Life Insurance Company                                                                $3,200,000
American Heritage Life Insurance Company (5 purchasers)                                    $3,000,000
Ameritas Life Insurance Corp.                                                              $2,000,000
Jefferson-Pilot LifeAmerica Insurance Company                                              $2,000,000
Jefferson-Pilot LifeAmerica Insurance Company (3 purchasers)                               $2,000,000
State Farm Life and Accident Assurance Company                                             $2,000,000
Massachusetts Mutual Life Insurance Company                                                $1,600,000
Acacia National Life Insurance Company                                                     $1,000,000
Ameritas Variable Life Insurance Company (3 purchasers)                                    $1,000,000
Pioneer Mutual Life Insurance Company                                                        $750,000
The State Life Insurance Company (3 purchasers)                                              $750,000
MassMutual Asia Limited (3 purchasers)                                                       $500,000
New York Life Insurance and Annuity Corporation (separate                                    $500,000
account) (3 purchasers)

                                  DEFINED TERMS

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Asset Disposition" means any Transfer except:

                  (a) any

                           (i) Transfer from a Subsidiary to the Company or a Subsidiary; and

                           (ii)     Transfer from the Company to a Subsidiary,

         so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

                  (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or
         (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any Subsidiary or that is obsolete or (iii) receivables owned by the Company or a Subsidiary being transferred to a Special Purpose Subsidiary for fair market value pursuant to the Permitted Receivables Securitization Program.

         "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any

                                   SCHEDULE B
                          (to Note Purchase Agreement)
day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or Detroit, Michigan are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Change of Control" means if any Person or Persons acting in concert (other than Permitted Shareholders) together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% (by number of shares) of the issued and outstanding voting stock of the Company; and "Permitted Shareholders" means (i) Raymond Herrick, (ii) any Person who is the spouse of Raymond Herrick, a lineal descendant of Raymond Herrick or a spouse of a lineal descendant of Raymond Herrick, (iii) the estate, executor, administrator or any legal guardian of the Persons referred to in clauses (i) and (ii) above, (iv) the Herrick Foundation,
(v) any company a majority of the Voting Shares of which is owned or controlled by any Persons referred to in any of clause (i), (ii), (iii), (iv) or (vi) hereof, and (vi) any trust of which any Persons referred to above are the specified or primary beneficiaries (or the equivalent under the applicable trust instrument).

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means Tecumseh Products Company, a Michigan corporation.

         "Confidential Information" is defined in Section 20.

         "Consolidated Earnings Available for Fixed Charges" means, with respect to any period, Consolidated Net Earnings for such period plus (to the extent deducted to calculate Consolidated Net Earnings):

                  (a) all provisions for federal, state and local income taxes;

                  (b) depreciation and amortization, all in accordance with GAAP;

                  (c) Consolidated Fixed Charges for such period;

                  (d) restructuring charges for plant closings (including charges for impairment of value of equipment and severance costs) taken after September 30, 2002 but on or before December 31, 2003, but not any amount of such restructuring charges that exceeds $40,000,000 in the aggregate; and

                  (e) non-cash charges related specifically to any goodwill impairment charge required under FASB 142, but not any amount of such charges that exceeds

         (i) $25,000,000 for any four consecutive fiscal quarters or (ii) $50,000,000 in the aggregate;

provided that, in the event any Person (or the assets thereof) is acquired by the Company or any Subsidiary (whether by merger, consolidation, asset or stock acquisition or otherwise) at any time during the period of calculation, such acquisition shall be deemed to have been made on the first day of such calculation period.

         "Consolidated Fixed Charges" means, with respect to any period, the sum of (i) Interest Expense for such period plus (ii) Lease Rentals for such period, determined on a consolidated basis for the Company and its Subsidiaries (excluding Special Purpose Subsidiaries), provided that, in the event any Person (or the assets thereof) is acquired by the Company or any Subsidiary (whether by merger, consolidation, asset or stock acquisition or otherwise) at any time during the period of calculation, such acquisition shall be deemed to have been made on the first day of such calculation period.

         "Consolidated Net Earnings" means the net earnings (or loss) of the Company and its Subsidiaries (excluding Special Purpose Subsidiaries) for such period (taken as a cumulative whole), as determined in accordance with GAAP, excluding (to the extent deducted to calculate Consolidated Net Earnings):

                  (i) extraordinary gain and losses; and

                  (ii) any equity interest of the Company on the unremitted earnings of any Person that is not a Subsidiary.

         "Consolidated Net Worth" means the value of stockholders' equity of the Company and its Subsidiaries (excluding Special Purpose Subsidiaries) determined on a consolidated basis in accordance with GAAP.

         "Consolidated Operating Cash Flow" means Consolidated Net Earnings for the previous four quarters plus (to the extent deducted to calculate Consolidated Net Earnings):

                  (a) provisions for federal, state and local income taxes;

                  (b) Interest Expense;

                  (c) depreciation and amortization, all in accordance with GAAP;

                  (d) restructuring charges for plant closings (including charges for impairment of value of equipment and severance costs) taken after September 30, 2002 but on or before December 31, 2003, but not any amount of such restructuring charges that exceeds $40,000,000 in the aggregate; and

                  (e) non-cash charges related specifically to any goodwill impairment charge required under FASB 142, but not any amount of such charges that exceeds

         (a) $25,000,000 for any four consecutive fiscal quarters or (b) $50,000,000 in the aggregate;

provided that, in the event any Person (or the assets thereof) is acquired by the Company or any Subsidiary (whether by merger, consolidation, asset or stock acquisition or otherwise) at any time during the period of calculation, such acquisition shall be deemed to have been made on the first day of such calculation period.

         "Consolidated Total Assets" means the total assets of the Company and its Subsidiaries (excluding Special Purpose Subsidiaries), determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Debt" means, without duplication, all Indebtedness of the Company and its Subsidiaries (excluding Special Purpose Subsidiaries), including current maturities of such obligations, determined on a consolidated basis in accordance with GAAP.

         "Credit Agreement" means that certain Credit Agreement, as may be amended, modified, supplemented, refinanced or replaced from time to time, dated as of December 30, 2002, among the Company, the lenders listed on Schedule 1 thereto, and Bank One, NA (Main Office Chicago), as Agent.

         "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or any Subsidiary (excluding Special Purpose Subsidiaries) of cash in an amount equal to the Net Sales Amount (or portion thereof) with respect to such Transfer to pay Senior Debt of the Company or any Subsidiary, (excluding Special Purpose Subsidiaries) (other than Senior Debt in respect of any revolving credit or similar credit facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application the Company or such Subsidiary shall offer to prepay each outstanding Note in accordance with Section 8.2 hereof, in a principal amount which, when added to the Make-Whole Amount applicable thereto, equals the Ratable Portion for such Note (which offer shall be in writing and shall offer to prepay the Ratable Portion of the Notes on a date which is not less than 30 days after the date of the notice of offer). If any holder of a Note fails to accept in writing such offer of prepayment within 15 days of receipt of the notice of offer, then, for purposes of the preceding sentence only, the Company or such Subsidiary nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion for such Note. "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Sales Amount being so applied to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Company and its Subsidiaries (excluding Special Purpose Subsidiaries).

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is the greater of (i) 6.66% per annum or (ii) 2.00% over the rate of interest publicly announced by Bank One, NA in Chicago, Illinois as its "base" or "prime" rate.

         "Disposition Value" means, at any time, with respect to any property

                   (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                   (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fasco Subsidiaries" shall mean Fasco Industries, Inc., a Delaware corporation, Brinkley Motors Company, an Illinois corporation, ECM Motor Company, a Delaware corporation, Von Weise Gear Company, a Delaware corporation, and Eaton Technologies, Inc., a Michigan corporation.

         "Financing Documents" shall mean and include this Agreement, the Notes and the Guaranty Agreement, in each case, as amended or modified from time to time.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                  (a) the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Guaranty Agreement" means that certain Guaranty Agreement dated as of March 5, 2003, by the Subsidiary Guarantors for the benefit of the holders of the Notes from time to time.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) to the extent, in each case, such letter of credit or instruments have been drawn; and

                  (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Interest Expense" means, for any period, the interest expense of the Company and its Subsidiaries, other than Special Purpose Subsidiaries, (including imputed interest in respect of Capital Leases), in respect of all Consolidated Total Debt, and all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Earnings for such period.

         "Investment" means any investment, made in cash or by delivery of property, by the Company or any of their Subsidiaries (i) in any Person, whether by acquisition of stock, debt or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

         "Lease Rentals" means, with respect to any period, the sum of the rentals and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee on the count of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided, that, if at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" is defined in Section 8.7.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes or the ability of any Subsidiary Guarantor to perform its obligations under the Guaranty Agreement, or (c) the validity or enforceability of this Agreement, the Guaranty Agreement or the Notes.

         "Memorandum" is defined in Section 5.3.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Net Sales Amount" means, with respect to any Transfer of any property by the Company or any Subsidiary, an amount equal to the difference of:

                  (a) the aggregate amount of consideration (valued at the fair market value thereof by the Company or such Subsidiary in good faith) received by the Company or such Subsidiary in respect of such Transfer minus

                  (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by the Company or such Subsidiary in connection with such Transfer.

         "Notes" is defined in Section 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Permitted Investments" means and includes:

                  (a) Investments in property to be used in the ordinary course of business of the Company and its Subsidiaries;

                  (b) Investments in current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries (other than Special Purpose Subsidiaries);

                  (c) Investments existing as of the date of the Note Agreement and described on Schedule 10.5;

                  (d) Investment in or advances to one or more Subsidiaries (other than Special Purpose Subsidiaries) or any Person that concurrently with such investment becomes a Subsidiary (other than Special Purpose Subsidiaries);

                  (e) Investments by the Company and its Subsidiaries in Special Purpose Subsidiaries consisting solely of the minimum equity investment reasonably necessary to conduct the Permitted Receivables Securitization Program;

                  (f) Investments by Special Purpose Subsidiaries in receivables purchased by such Special Purpose Subsidiaries from the Company or another Subsidiary pursuant to the Permitted Receivables Securitization Program (and the proceeds from such receivables);

                  (g) certificates of deposit and banker's acceptances with final maturities of one year or less issued by U.S. commercial banks having capital and surplus in excess of

         $100,000,000 and whose long-term debt is rated at least "A2" by Moody's Investors Service or "A" by Standard & Poor's Corporation;

                  (h) commercial paper with a minimum rating of "A1" or "P1" by either Standard & Poor's Corporation or Moody's Investors Service, respectively, and maturing not more than 270 days from the date acquired;

                  (i) direct obligations of the United States or United States agency obligations with a maturity of one year or less;

                  (j) Investments in Repurchase Agreements;

                  (k) tax exempt state or municipal general obligation bonds rated "AA" or better by Standard & Poor's Corporation, "Aa2" or better by Moody's Investors Services or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof; and

                  (l) other Investments not to exceed, in the aggregate, 15% of Consolidated Net Worth.

         As used in this definition of "Permitted Investments":

                  "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $100,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                  "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                  "Repurchase Agreement" means any written agreement

                           (a) that provides for (i) the transfer of one or more
                  United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                           (b) in respect of which the Company or such
                  Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                           (c) in connection with which the Company or such
                  Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

For purposes of applying the limitations set forth in Section 10.5, Permitted Investments shall be valued at the original cost thereof less any amount repaid or recovered in cash on account of capital or principal.

         "Permitted Receivables Securitization Program" means one or more transactions wherein the Company and/or a Subsidiary transfers under a true sale transaction receivables of the Company and/or such Subsidiary to a Special Purpose Subsidiary which issues or incurs Indebtedness secured solely by such receivables, provided however, that (i) such Indebtedness is recourse only to such receivables, (ii) the aggregate principal amount of all Indebtedness outstanding of all Special Purpose Subsidiaries pursuant to such transactions shall not at any time exceed $100,000,000 and (iii) at the time of any such transaction and immediately after giving effect thereto, no Default or Event of Default would exist and the Company could incur at least $1.00 of additional Debt pursuant to Sections 10.3 and 10.4.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Priority Debt" means the sum, without duplication, of (i) Indebtedness of the Company secured by Liens not otherwise permitted by clauses (a) through
(i) of Section 10.8; and (ii) all Indebtedness of all Subsidiaries (other than any Special Purpose Subsidiary) not otherwise permitted by clauses (a), (b) or
(c) of Section 10.7.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Reinvestment Application" means, with respect to any Asset Disposition of property, the application of the Net Sales Amount (or a portion thereof) with respect to such Asset Disposition to the acquisition by the Company or any Subsidiary (other than a Special Purpose Subsidiary) of operating assets of the Company or such Subsidiary to be used in the business of such person.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Required Holders" means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security" has the meaning set forth in Section 2(1) of the Securities Act.

         "Senior Debt" means and includes (i) any Indebtedness of the Company owing to any Person which is not a Subsidiary or Affiliate and which is not expressed to be junior or subordinate to any other Debt of the Company and (ii) Indebtedness of any Subsidiary (excluding Special Purpose Subsidiaries) due and owing to any Person other than the Company, another Subsidiary or an Affiliate.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Special Purpose Subsidiary" means a Wholly-Owned Subsidiary organized under the laws of the United States or any State thereof and authorized solely to (i) purchase receivables from the Company or a Subsidiary and issue Indebtedness with recourse solely to such receivables and (ii) engage in activities reasonably necessary to effectuate the transactions referred to in clause (i).

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Guarantors" means M.P. Pumps, Inc., a Michigan corporation, Tecumseh Investments, Inc., a Mississippi corporation, Tecumseh Compressor Company, a Delaware corporation, Little Giant Pump Company, an Oklahoma corporation, Douglas Holdings, Inc., a Georgia corporation, Tecumseh Power Company, a Delaware corporation, Vitrus, Incorporated, a Rhode Island corporation, Convergent Technologies International, Inc., a Delaware corporation, Evergy, Inc., a Delaware corporation, Trenton Division, Inc., a Tennessee corporation, Euromotor, Inc. a Delaware corporation, Tecumseh Pump Company, a Delaware corporation, Tecumseh Products Company, Engine and Transmission Group, Dunlap Operations, Inc., a Tennessee corporation, Manufacturing Data Systems, Inc., a Michigan corporation, Douglas Products, Inc., a Georgia corporation, Hayton Property Company, LLC, a Wisconsin limited liability company, Fasco Industries, Inc., a Delaware corporation, Brinkley Motor Products Company, an Illinois corporation, ECM Motor Company, a Delaware corporation, Von Weise Gear Company, a Delaware corporation, Eaton Technologies, Inc., a Michigan corporation, and Tecumseh Canada Holding Company, a Delaware corporation and any other Person who, pursuant to Section 9.6, executes a joinder agreement and becomes a party to the Guaranty Agreement.

         "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

         "Transfer" means with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including any disposition of any capital stock of any Subsidiary or the assets of any Subsidiary, whether by merger, consolidation or otherwise.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.